EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2017, and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years.

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories: Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the “1995 Financial Agreement”) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the 1995 Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30,
Agreement/Program	2010	2011	2012	2013	2014	2015	2016	2017
		(A$ millions)
Commonwealth and State Housing	404	391	379	369	351	337	323	308
Other (incl. Natural Disaster Relief Assistance)	59	53	93	98	203	288	191	178

Total	463	444	472	467	554	625	514	486

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Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s (the “Corporation” or “QTC”) primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland Government Bodies. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC. The Corporation’s guaranteed debt (market value), as at the end of each of the last five fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt On-lent by Queensland Treasury Corporation

Distribution of Debt	2013	2014	2015	2016	2017
	(A$ millions)
Bodies within the Public Accounts
Department of Education and Training	66	63	58	53	48
Department of State Development	101	90	79	75	66
Department of Transport and Main Roads – Main Roads	1,009	936	852	758	749
Department of Transport and Main Roads – Queensland Transport	103	105	105	105	—
Public Works – Department of Housing and Public Works	199	17	15	14	10
Queensland Health	94	83	71	58	43
Queensland Treasury	36,652	41,483	43,605	37,324	32,728
Other	35	156	153	164	185

Government Owned Corporations
CS Energy Ltd	892	925	939	966	924
Energy Queensland Limited	—	—	—	18,497	17,767
Energex Limited	6,347	6,706	7,006	—	—
Ergon Energy Corporation Limited	5,318	5,396	5,507	—	—
Port Authorities & Facilities (various)	893	964	962	947	1,401
Powerlink	4,364	4,423	4,762	5,526	5,371
Stanwell Corporation Limited	853	639	903	981	937

Local Governments
Brisbane City Council	2,296	2,918	2,404	1,927	2,283
Cairns Regional Council	100	98	97	96	86
Fraser Coast Regional Council	128	123	170	160	138
Gladstone Regional Council	190	191	186	171	155
Gold Coast City Council	841	882	878	876	786
Ipswich City Council	429	457	277	300	280
Logan City Council	205	247	285	292	229
Mackay Regional Council	247	263	224	224	201
Moreton Bay Regional Council	418	447	454	471	444
Redland City Council	69	67	63	59	51
Rockhampton Regional Council	254	171	172	172	155
Sunshine Coast Regional Council	282	249	297	340	308
Toowoomba Regional Council	165	173	185	215	193
Townsville City Council	393	388	389	409	427
Other	616	805	820	704	713

Statutory Bodies
Grammar schools	99	115	114	114	104
SEQ Water	10,021	10,531	10,863	11,522	10,949
Unitywater	323	412	418	432	419
Universities	206	226	280	334	373
Water Boards	228	247	236	246	253

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Guaranteed Debt On-lent by Queensland Treasury Corporation

Distribution of Debt	2013	2014	2015	2016	2017
	(A$ millions)
Other	224	198	169	151	202

Other Bodies
DBCT Holdings Pty Ltd	167	158	148	139	130
Queensland Rail Limited	3,341	3,352	3,386	3,455	3,627
Queensland Urban Utilities	538	599	1,579	2,124	2,070
Other	413	307	309	329	296

Total Funds On-lent	79,119	85,609	89,419	90,823	85,102

Undistributed borrowings	14,156	8,418	12,013	9,856	13,361

Total Guaranteed Debt	93,275	94,027	101,432	100,679	98,463

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2017 at A$98.463 billion, which includes A$2.764 billion of debt issued under overseas funding programs based on the prevailing rates of exchange at June 30, 2017. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

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Outstanding Domestic Australian Dollar Indebtedness

as at June 30, 2017

Coupon Rate	Maturity Date	Face Value	Market Value
(% per annum)		(AUD)	(AUD)
QTC Bonds
6.00	September-2017	806,687,000	828,323,466
3.50	September-2017	2,485,706,000	2,520,451,655
6.00	February-2018	4,891,975,000	5,128,795,552
6.25	June-2019	2,944,243,000	3,206,825,033
4.00	June-2019	5,764,898,000	5,991,057,311
6.25	February-2020	9,685,501,000	10,932,358,634
6.00	June-2021	1,011,230,000	1,160,222,773
5.50	June-2021	7,763,398,000	8,712,283,349
6.00	July-2022	8,278,159,000	9,881,752,364
4.25	July-2023	8,233,500,000	9,134,060,724
3.00	March-2024	750,000,000	768,698,006
5.75	July-2024	8,004,534,000	9,742,237,680
4.75	July-2025	7,424,300,000	8,567,124,778
3.25	July-2026	5,408,525,000	5,576,408,367
2.75	August-2027	2,456,700,000	2,394,323,859
3.25	July-2028	1,104,800,000	1,121,585,352
Capital Indexed Bond (CIB)	August-2030	875,093,700	1,014,467,054
6.50	March-2033	1,160,629,000	1,601,335,141
4.20	February-2047	30,000,000	30,975,251

Treasury Notes
Various	July-2017	1,345,000,000	1,344,063,047
Various	August-2017	910,000,000	908,405,677
Various	September-2017	990,000,000	986,739,413
Various	October-2017	535,000,000	412,932,647
Various	November-2017	640,000,000	168,987,283
Various	December-2017	65,000,000	650,196,826

Floating Rate Notes
3 mth BBSW + 6bps	November-2018	2,500,000,000	2,505,945,961

Other loans
Various	2017	51,250,500	51,992,038
Various	2018	68,001,250	69,103,370
Various	2019	98,401,000	99,390,437
Various	2020	71,726,500	71,388,636
Various	2021	42,250,000	42,249,300

Total		86,496,507,950	95,624,680,984

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Outstanding Offshore Indebtedness

Global A$ Bonds

as at June 30, 2017.

Coupon Rate	Maturity Date	Currency	Face Value	Market Value
			(AUD)	(AUD)
6.00%	September-2017	AUD	181,276,000	186,138,074

Total			181,276,000	186,138,074

Euro Medium-Term Notes

as at June 30, 2017.

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value	Market Value
				(AUD)	(AUD)
2007	7.125%	September-2018	NZD	738,884,472	761,659,390
2013	2.650%	April-2039	JPY	174,548,617	232,557,992
2013	1.730%	September-2039	CHF	149,528,478	183,572,738
2016	1.640%	November-2046	EUR	104,080,989	96,500,233
2017	1.640%	November-2046	CHF	492,154,392	456,308,243

Total				1,659,196,948	1,730,598,596

Commercial Paper

as at June 30, 2017.

Year of Issue	Yield	Maturity	Currency	Face Value	Market Value
				(AUD)	(AUD)
2017	0.960%	July-2017	USD	65,098,286	65,074,768
2017	1.000%	July-2017	USD	26,039,314	26,017,105
2017	1.040%	August-2017	USD	260,393,144	260,098,891
2017	1.090%	August-2017	USD	45,568,800	45,517,306
2017	1.710%	August-2017	NZD	102,967,126	102,761,144
2017	1.080%	September-2017	USD	19,529,486	19,493,371
2017	1.090%	September-2017	USD	130,196,573	129,935,850
2017	1.180%	September-2017	USD	45,568,800	45,443,588
2017	1.160%	October-2017	USD	19,638,851	19,581,617
2017	1.210%	October-2017	USD	130,196,573	129,812,778
2017	1.160%	October-2017	USD	13,019,657	12,981,278
2017	1.160%	November-2017	USD	65,098,286	64,846,556

Total				923,314,896	921,564,253

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